UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 15, 2009

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY	10532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 15, 2009, Acorda Therapeutics, Inc. issued a press release indicating that data from two long-term open-label extension studies of Fampridine-SR show that 86.0% of participants remained on therapy after a maximum treatment time of 15 months in study MS-F204EXT, and 69.5% remained on therapy after a maximum treatment of 36 months in study MS-F203EXT. The average treatment time for all patients was 10 months in the MS-F204EXT study and 26 months in the MS-F203EXT study, both inclusive of dropouts. The poster presentation at the 13th Congress of European Federation of Neurological Societies (EFNS) inadvertently reported maximum treatment times for both studies as the median treatment times. The type of adverse events reported in the two extensions were consistent with the expected adverse event profile in people with more advanced multiple sclerosis (MS) and were similar between the two studies. These extension studies followed double-blind, placebo-controlled Phase 3 studies of Fampridine-SR, MS-F203 and MS-F204, in people with MS to improve walking ability. The data were presented on Sunday, September 13th at the 13th Congress of the EFNS in Florence, Italy.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated September 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

September 15, 2009	By:	/s/ Jane Wasman

Name: Jane Wasman
Title: Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 15, 2009.